                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ______________


                                   FORM 8-K/A
                               (Amendment No. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  January 28, 1998



                          U.S.A. Floral Products, Inc.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    000-23121                   52-2030697
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


1025 Thomas Jefferson Street, N.W., Suite 600 West, Washington, D.C.    20007
          (Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (202) 333-0800

     U.S.A. Floral Products, Inc. (the "Company") hereby amends and restates
Item 7 of its Current Report on Form 8-K, dated February 9, 1998, as follows:

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)(i) Financial Statements of Businesses Acquired. Financial Statements of Continental Farms Limited and Atlantic Bouquet Company Limited as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997.

         (ii) Financial Statements of XL Group, Inc. as of December 31, 1997 and for the year then ended.

         (iii) Financial Statements of Koehler & Dramm, Inc. as of July 31, 1997 and for the year then ended.

     (b) Pro Forma Financial Information. Pro Forma Financial Information as of December 31, 1997 and for the year then ended.

     (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Description                                                Exhibit No.
----------------------------------------------------------------------
Purchase Agreement by and among U.S.A. Floral                    2.1*
Products, Inc., CFL Acquisition Corp., ABCL
Acquisition Corp., Continental Farms Limited, Atlantic
Bouquet Company Limited, Continental Farms
Management, Inc. and the Limited Partners named
therein.

Agreement and Plan of Reorganization by and among                2.2*
U.S.A. Floral Products, Inc., XLG Acquisition Corp.,
XL Group, Inc. and Peter F. Ullrich.

Agreement and Plan of Reorganization by and among                2.3**
U.S.A. Floral Products, Inc., KDI Acquisition Corp.,
Koehler & Dramm, Inc. and the Stockholders named
therein.

Consent of Price Waterhouse LLP                                 23.1***

__________

  * Previously filed as part of the Company's Current Report on Form 8-K, filed on February 9, 1998 (File No. 000-23121), and omitted pursuant to General Instruction B.3 of Form 8-K.

 ** Previously filed as part of the Company's Registration Statement on Form S-1, filed March 6, 1998 (File No. 333-39969), and omitted pursuant to General Instruction B.3 of Form 8-K.

***  Filed herewith.

                         U.S.A. FLORAL PRODUCTS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                   Page
                                                                                                 ---------
  U.S.A. FLORAL PRODUCTS, INC. UNAUDITED PRO FORMA COMBINED
    FINANCIAL STATEMENTS
     Introduction to Unaudited Pro Forma Combined Financial Statements.........................     1
     Unaudited Pro Forma Combined Balance Sheet................................................     2
     Unaudited Pro Forma Combined Statement of Operations......................................     3
     Notes to Unaudited Pro Forma Combined Financial Statements................................     4

  CONTINENTAL FARMS LIMITED and ATLANTIC BOUQUET COMPANY LIMITED
     Report of Independent Certified Public Accountants........................................     9
     Consolidated Balance Sheet................................................................    10
     Consolidated Statement of Operations......................................................    11
     Consolidated Statement of Stockholders' Equity and Partners' Capital......................    12
     Consolidated Statement of Cash Flows......................................................    13
     Notes to Financial Statements.............................................................    14

 XL GROUP, INC.
     Report of Independent Certified Public Accountants........................................    20
     Balance Sheet.............................................................................    21
     Statement of Operations...................................................................    22
     Statement of Stockholder's Equity.........................................................    23
     Statement of Cash Flows...................................................................    24
     Notes to Financial Statements.............................................................    25

 KOEHLER & DRAMM, INC.
     Report of Independent Accountants.........................................................    30
     Balance Sheet.............................................................................    31
     Consolidated Statement of Operations......................................................    32
     Consolidated Statement of Stockholders' Equity............................................    33
     Consolidated Statement of Cash Flows......................................................    34
     Notes to Consolidated Financial Statements................................................    35

                          U.S.A. FLORAL PRODUCTS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA

                         COMBINED FINANCIAL STATEMENTS

  The following unaudited pro forma combined financial statements give effect to acquisitions completed through January 28, 1998 by U.S.A. Floral Products, Inc. ("USA Floral").

  The unaudited pro forma combined balance sheet gives effect to the acquisition of Continental Farms Limited and Atlantic Bouquet Company Limited ("Continental"), XL Group, Inc. ("XL Group"), Koehler & Dramm, Inc. ("Koehler & Dramm"), Everflora, Inc. and Everflora Miami, Inc. ("Everflora"), H&H Flowers, Inc. ("H&H Flowers") and UltraFlora Corporation ("UltraFlora") (collectively the "Recent Acquisitions"), consummated in January 1998 as if all such acquisitions had occurred as of the Company's most recent balance sheet date, December 31, 1997. Continental, XL Group and Koehler & Dramm are considered significant under the rules and regulations of the Securities and Exchange Commission and are therefore referred to as the "Significant Recent Acquisitions".

  The unaudited pro forma combined statement of operations gives effect to (i) USA Floral's initial public offering ("IPO") of Common Stock on October 16, 1997 as if such offering had occurred on January 1, 1997; (ii) the acquisition, effective October 16, 1997, of the Founding Companies which were business combinations accounted for under the purchase method of accounting as if such acquisitions had been consummated on January 1, 1997; and (iii) the acquisition in January 1998 of the Recent Acquisitions which were business combinations accounted for under the purchase method of accounting, as if such acquisitions had been consummated on January 1, 1997.

  The pro forma statement of operations for the year ended December 31, 1997 includes (i) the audited financial statements of USA Floral for the period April 22, 1997 to December 31, 1997 which include the operating results of the Founding Companies subsequent to October 16, 1997; (ii) the audited financial statements of the Founding Companies for the period January 1, 1997 to the acquisition date of October 15, 1997, except that unaudited financial information for the period January 1, 1997 to October 15, 1997 is included for United Wholesale, whose fiscal year end was June 30; (iii) the audited financial statements of Continental and XL Group for the year ended December 31, 1997; and
(iv) unaudited financial statements for Koehler & Dramm whose fiscal year end is July 31, and for Everflora, H&H Flowers and UltraFlora (collectively the "Other Acquisitions") for the year ended December 31, 1997.

  The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate, and may be revised as additional information becomes available. The pro forma financial data presented herein does not purport to represent what USA Floral's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of USA Floral's financial position or results of operations for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A and USA Floral's consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 1997.

                          U.S.A. FLORAL PRODUCTS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (in thousands)

                                                                                                     Pro Forma
                                                                                       Pro Forma    Significant      Other
                                             USA     Continental    XL    Koehler &   Adjustments      Recent        Recent
                                            Floral      Farms     Group     Dramm    (See Note 3)   Acquisitions  Acquisitions
                                           --------  -----------  ------  ---------  -------------  ------------  ------------
ASSETS
Cash and cash equivalents................  $ 15,582      $ 8,124  $1,200     $  339      $(13,232)      $ 12,013       $   556
Accounts receivable, net.................    18,505        6,165   2,858      2,637            --         30,165         7,265
Inventory................................     4,937          693      --      1,654            --          7,284           930
Due from related parties.................     1,153           --   4,658         --        (4,605)         1,206            --
Prepaid expenses and other...............     1,011           34      47        110            --          1,202           460
                                           --------      -------  ------     ------      --------       --------       -------
  Total current assets...................    41,188       15,016   8,763      4,740       (17,837)        51,870         9,211
                                           --------      -------  ------     ------      --------       --------       -------
Property and equipment, net..............     8,726        4,031     692        576         1,000         15,025         1,293
Due from related parties.................       994           --      --         --            --            994            --
Deferred income taxes....................       394           --      --         --            --            394            20
Goodwill, net............................    52,569           --      --         --        72,023        124,592            --
Restricted cash..........................        --           --      --         --         3,500          3,500            --
Other assets.............................     3,377          258      13        150          (444)         3,354           575
                                           --------      -------  ------     ------      --------       --------       -------
  Total assets...........................  $107,248      $19,305  $9,468     $5,466      $ 58,242       $199,729       $11,099
                                           --------      -------  ------     ------      --------       --------       -------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt..........................  $    290      $   100      --         --      $ 39,779       $ 40,169       $   787
Accounts payable and accrued
 expenses................................    12,734        6,294  $  286     $1,139         1,229         21,682         4,162
Due to stockholders......................     6,060           --      --         --            --          6,060            --
Income taxes payable.....................     1,008           --      --         --            --          1,008           381
Due to related parties...................        36           66   3,364         --        (3,466)                       1,135
                                           --------      -------  ------     ------      --------       --------       -------
  Total current liabilities..............    20,128        6,460   3,650      1,139        37,542         68,919         6,465
                                           --------      -------  ------     ------      --------       --------       -------
Long-term debt...........................       309          900      --         27          (900)           336            25
Deferred income taxes....................        97           --      --         --           160            257             5
Other....................................       549           --      --          3            --            552             5
                                           --------      -------  ------     ------      --------       --------       -------
  Total liabilities......................    21,083        7,360   3,650      1,169        36,802         70,064         6,500
                                           --------      -------  ------     ------      --------       --------       -------
Stockholders' equity:
 Common stock............................         9           --      --        227          (224)            12            40
 Additional paid-in capital..............    85,740       11,945     200         21        31,331        129,237           682
 Retained earnings.......................       416           --   5,618      4,049        (9,667)           416         3,877
                                           --------      -------  ------     ------      --------       --------       -------
  Total stockholders' equity.............    86,165       11,945   5,818      4,297        21,440        129,665         4,599
                                           --------      -------  ------     ------      --------       --------       -------
  Total liabilities and stockholders'
    equity...............................  $107,248      $19,305  $9,468     $5,466      $ 58,242       $199,729       $11,099
                                           ========      =======  ======     ======      ========       ========       =======

                                               Pro Forma
                                              Adjustments  Pro Forma
                                             (See Note 3)  Combined
                                             ------------  ---------
ASSETS
Cash and cash equivalents................        $(8,350)   $  4,219
Accounts receivable, net.................             --      37,430
Inventory................................             --       8,214
Due from related parties.................         (1,135)         71
Prepaid expenses and other...............             --       1,662
                                                 -------    --------
  Total current assets...................         (9,485)     51,596
                                                 -------    --------
Property and equipment, net..............             --      16,318
Due from related parties.................             --         994
Deferred income taxes....................             --         414
Goodwill, net............................         17,385     141,977
Restricted cash..........................             --       3,500
Other assets.............................           (274)      3,655
                                                 -------    --------
  Total assets...........................        $ 7,626    $218,454
                                                 -------    --------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt..........................                   $ 40,956
Accounts payable and accrued
 expenses................................        $   592      26,436
Due to stockholders......................             --       6,060
Income taxes payable.....................                      1,389
Due to related parties...................         (1,135)         --
                                                 -------    --------
  Total current liabilities..............           (543)     74,841
                                                 -------    --------
Long-term debt...........................             --         361
Deferred income taxes....................             --         262
Other....................................             --         557
                                                 -------    --------
  Total liabilities......................           (543)     76,021
                                                 -------    --------
Stockholders' equity:
 Common stock............................            (39)         13
 Additional paid-in capital..............         12,085     142,004
 Retained earnings.......................         (3,877)        416
                                                 -------    --------
  Total stockholders' equity.............          8,169     142,433
                                                 -------    --------
  Total liabilities and stockholders'
    equity...............................        $ 7,626    $218,454
                                                 =======    ========

        See notes to unaudited pro forma combined financial statements.

                          U.S.A. FLORAL PRODUCTS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                       (in thousands, except share data)

                                                                        Pro Forma     Pro Forma
                                                  USA       Founding   Adjustments    Founding    Continental      XL
                                                Floral     Companies   (See Note 4)   Companies      Farms        Group
                                              -----------  ----------  ------------  -----------  ------------  ---------

Net sales...................................  $   37,380    $146,744       $    --   $  184,124       $62,494    $32,329
Cost of sales...............................      26,685     104,991          (420)     131,256        44,774     24,443
                                              ----------    --------       -------   ----------       -------    -------
  Gross profit..............................      10,695      41,753           420       52,868        17,720      7,886
Selling, general and administrative.........       9,791      36,320        (1,995)      44,116        12,820      7,284
Goodwill amortization.......................         275          --         1,046        1,321            --         --
                                              ----------    --------       -------   ----------       -------    -------
  Income from operations....................         629       5,433         1,369        7,431         4,900        602
Other (income) expense:
 Interest expense...........................           8         435          (325)         118            57         --
 Interest income............................        (248)       (340)           --         (588)         (458)       (40)
 Other, net.................................         (37)       (366)           --         (403)          (58)        (4)
                                              ----------    --------       -------   ----------       -------    -------
Income before income taxes..................         906       5,704         1,694        8,304         5,359        646
Provision for income taxes..................         490         960         2,400        3,850            --         --
                                              ----------    --------       -------   ----------       -------    -------
Net income..................................  $      416    $  4,744       $  (706)  $    4,454       $ 5,359    $   646
                                              ==========    ========       =======   ==========       =======    =======
Net income per share, basic and diluted.....       $0.09
                                              ==========

Weighted average shares outstanding:
 Basic......................................   4,734,198
                                              ==========

 Diluted....................................   4,824,097
                                              ==========

 Pro forma net income per share, basic
  and diluted...............................                                              $0.50
                                                                                     ==========

Shares used in computing pro forma net
  income per share (see Note 6):
 Basic......................................                                          8,845,711
                                                                                     ==========
 Diluted....................................                                          8,944,382
                                                                                     ==========

                                                                                                                    Pro Forma
                                                                                                                    Founding
                                                                        Pro Forma                                   Companies
                                                          Pro Forma    Significant       Other       Pro Forma       and All
                                               Koehler   Adjustments      Recent        Recent      Adjustments      Recent
                                               & Dramm   (See Note 5)  Acquisitions   Acquisitions   (See Note 5)  Acquisitions
                                              ---------  ------------  ------------  -------------  ------------  -------------
Net sales...................................   $22,685                    $301,632        $55,109                  $   356,741
Cost of sales...............................    15,882       $(2,701)      213,654         44,146         $(213)       257,587
                                               -------       -------      --------        -------         -----    -----------
  Gross profit..............................     6,803         2,701        87,978         10,963           213         99,154
Selling, general and administrative.........     5,425          (996)       68,649          8,500           (97)        77,052
Goodwill amortization.......................        --         1,800         3,121             --           435          3,556
                                               -------       -------      --------        -------         -----    -----------
  Income from operations....................     1,378         1,897        16,208          2,463          (125)        18,546
Other (income) expense:
 Interest expense...........................         4         3,313         3,492             94                        3,586
 Interest income............................        --           132          (954)          (115)          206           (863)
 Other, net.................................       (63)                       (528)           (20)           --           (548)
                                               -------       -------      --------        -------         -----    -----------
Income before income taxes..................     1,437        (1,548)       14,198          2,504          (331)        16,371
Provision for income taxes..................       551         2,527         6,928            582           461          7,971
                                               -------       -------      --------        -------         -----    -----------
Net income..................................   $   886       $(4,075)     $  7,270        $ 1,922         $(792)   $     8,400
                                               =======       =======      ========        =======         =====    ===========
Net income per share, basic and diluted.....


Weighted average shares outstanding:
 Basic......................................


 Diluted....................................


 Pro forma net income per share, basic
  and diluted...............................                                                                       $       .63
                                                                                                                   ===========

Shares used in computing pro forma net
  income per share (see Note 6):
 Basic......................................                                                                        13,278,610
                                                                                                                   ===========
 Diluted....................................                                                                        13,377,281
                                                                                                                   ===========


        See notes to unaudited pro forma combined financial statements.

                             FLORAL PRODUCTS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                       (in thousands, except share data)


NOTE 1--ACQUISITION OF FOUNDING COMPANIES

  USA Floral was founded in April 1997 to create a national consolidator and operator of floral products distribution businesses. Effective October 16, 1997 USA Floral acquired all of the outstanding capital stock of the Founding Companies concurrently with the closing of its IPO. These business combinations were accounted for under the purchase method of accounting.

  The following table sets forth the consideration paid in cash and in shares of Common Stock to the common stockholders of each of the Founding Companies, the allocation of the consideration to net assets acquired and resulting goodwill. For purposes of computing the purchase price for financial accounting purposes, the value of Common Stock is based upon the IPO price of $13.00 per share.

                                      Shares of                                  Net
                                       Common      Value of        Total       Assets
                         Cash(1)        Stock       Shares     Consideration  Acquired   Goodwill
                       ------------  -----------  -----------  -------------  ---------  ---------
Houff................    $11,006              --      $    --        $11,006    $ 3,454    $ 7,552
CFX..................      6,521         250,000        3,250          9,771      1,229      8,542
Bay State............      6,045         495,550        6,442         12,487      4,156      8,331
Flower Trading.......      5,920         160,000        2,080          8,000      1,273      6,727
United Wholesale.....      4,788         268,500        3,491          8,279      2,298      5,981
American Florist.....      4,800         141,334        2,400          7,200        249      6,951
Monterey Bay.........      3,000         176,668        3,000          6,000        705      5,295
Alpine Gem...........      1,600         160,000        2,080          3,680        215      3,465
                         -------       ---------      -------        -------    -------    -------
  Total..............    $43,680       1,652,052      $22,743        $66,423    $13,579    $52,844
                         =======       =========      =======        =======    =======    =======

--------------
(1) Does not include S Corporation distributions paid to owners of CFX, Inc.

  The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the acquisition of the Founding Companies as if they had been consummated on January 1, 1997.

NOTE 2--RECENT ACQUISITIONS

  In January 1998 USA Floral acquired the outstanding capital stock of the Continental, XL Group, Koehler & Dramm, Everflora, H&H Flowers and UltraFlora. These business combinations were accounted for under the purchase method of accounting.

  The following table sets forth the consideration paid in cash and in shares of Common Stock to the stockholders of each of the Recent Acquisitions, the allocation of the consideration to net assets acquired and resulting goodwill. The purchase price includes contingent consideration of approximately $6,000 in shares of Common Stock related to an earn-out arrangement for UltraFlora, which is based on 1997 earnings before interest and taxes. The total purchase consideration does not reflect contingent consideration related to earn-out arrangements included in the Definitive Agreements for H&H Flowers and XL Group. The arrangements provide for the Company to pay additional consideration in Common Stock, based on earnings before interest and taxes for the twelve months ending June 30, 1998 for H&H Flowers and the twelve months ending December 31, 1998 for XL Group.

                                       Shares of                                 Net
                                        Common     Value of       Total        Assets
                          Cash(1)        Stock      Shares    Consideration   Acquired    Goodwill
                        ------------  -----------  ---------  -------------  -----------  ---------
Continental Farms.....    $27,500       1,642,672    $27,500       $ 55,000     $ 5,791     $49,209
XL Group..............     11,250         660,938     11,000         22,250       5,604      16,646
Everflora.............      4,000         246,654      4,000          8,000       2,846       5,154
H&H Flowers...........      1,600              --         --          1,600        (720)      2,320
UltraFlora............      2,750         517,698      8,768         11,518       1,607       9,911
Koehler & Dramm.......      5,000         298,596      5,000         10,000       3,832       6,168
                          -------       ---------    -------       --------     -------     -------
  Total...............    $52,100       3,366,558    $56,268       $108,368     $18,960     $89,408
                          =======       =========    =======       ========     =======     =======

--------------
(1) Does not include S Corporation distributions paid to owners of Continental Farms.

                           U.S.A. FLORAL PRODUCTS, INC.

  The unaudited pro forma combined balance sheet gives effect to the Recent Acquisitions as if they were consummated on December 31, 1997. The unaudited pro forma combined statement of operations for the year ended December 31, 1997 gives effect to the Recent Acquisitions as if they had been consummated on January 1, 1997.

NOTE 3   UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  The following table summarizes unaudited pro forma combined balance sheet adjustments for the Recent Acquisitions:

                                                                                                       Total Pro Forma
                                                                                                         Adjustments
                                                                                                 ----------------------------
                                                                                                  Significant       Other
                                                                                                    Recent         Recent
                                                                Pro Forma Adjustments            Acquisitions   Acquisitions
                                                       ----------------------------------------  -------------  -------------
                                                         (a)        (b)       (c)        (d)
                                                       --------  ---------  --------  ---------
ASSETS
Cash and cash equivalents............................  $    --    $(6,000)  $    --   $(15,582)      $(13,232)       $(8,350)
Due from related parties.............................   (4,605)              (1,135)        --         (4,605)        (1,135)
                                                       -------   --------   -------   --------       --------        -------
  Total current assets...............................   (4,605)    (6,000)   (1,135)   (15,582)       (17,837)        (9,485)
Property and equipment...............................       --         --        --      1,000          1,000
Goodwill, net........................................       --         --        --     89,408         72,023         17,385
Restricted cash......................................    3,500         --        --         --          3,500             --
Other assets.........................................       --         --        --       (718)          (444)          (274)
                                                       -------   --------   -------   --------       --------        -------
  Total assets.......................................  $(1,105)   $(6,000)  $(1,135)  $ 74,108       $ 58,242        $ 7,626
                                                       =======    =======   =======   ========       ========        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt......................................  $ 3,261    $    --   $    --   $ 36,518       $ 39,779        $    --
Due to related parties...............................   (3,466)        --    (1,135)        --         (3,466)        (1,135)
Accounts payable and accrued expenses................       --         --        --      1,821          1,229            592
                                                       -------   --------   -------   --------       --------        -------
  Total current liabilities..........................     (205)        --    (1,135)    38,339         37,542           (543)
Long-term debt.......................................     (900)        --        --         --           (900)            --
Deferred income taxes................................       --         --        --        160            160             --
                                                       -------   --------   -------   --------       --------        -------
  Total liabilities..................................   (1,105)        --    (1,135)    38,499         36,802           (543)
Stockholders' equity:
 Common stock........................................       --         --        --       (263)          (224)           (39)
 Additional paid-in capital..........................       --         --        --     43,416         31,331         12,085
 Retained earnings...................................       --     (6,000)       --     (7,544)        (9,667)        (3,877)
                                                       -------   --------   -------   --------       --------        -------
  Total stockholders' equity.........................       --     (6,000)       --     35,609         21,440          8,169
                                                       -------   --------   -------   --------       --------        -------
  Total liabilities and stockholders' equity.........  $(1,105)   $(6,000)  $(1,135)  $ 74,108       $ 58,242        $ 7,626
                                                       =======   ========   =======   ========       ========        =======

(a) Records the settlement of certain related party payables and receivables of the Recent Acquisitions, the use of short-term debt to fund cash required in escrow and the repayment of long-term debt with the short-term facility.
(b) Reflects the use of cash to fund S-Corporation distributions paid subsequent to December 31, 1997.
(c) Reflects the elimination of receivables and payables between the Founding Companies and the Recent Acquisitions.
(d) Records the purchase of the Recent Acquisitions by USA Floral, various purchase price adjustments, including the adjustment of property to fair market value and establishment of deferred taxes for certain S-Corporations, and the recording of incremental debt necessary to fund the acquisitions of Continental Farms and XL Group.

                          U.S.A. FLORAL PRODUCTS, INC.

                       (in thousands, except share data)



NOTE 4 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS-- FOUNDING COMPANIES

  The following table summarizes unaudited pro forma combined statement of operations adjustments associated with the Founding Companies:

                                                                          Year Ended December 31, 1997
                                               -----------------------------------------------------------------------------------
                                                                                                                       Pro Forma
                                                                                                                      ------------
                                                 (a)       (b)      (c)     (d)      (e)     (f)     (g)      (h)     Adjustments
                                               --------  --------  ------  ------  -------  ------  ------  --------  ------------
  Cost of sales..............................  $    --   $    --   $  --   $  --    $  --   $(420)  $  --   $    --       $  (420)
  Selling, general and administrative........   (1,618)       --      --    (284)     413      --    (506)       --        (1,995)
  Goodwill amortization......................       --     1,046      --      --       --      --      --        --         1,046
                                               -------   -------   -----   -----    -----   -----   -----   -------       -------
     Income from operations..................    1,618    (1,046)     --     284     (413)    420     506        --         1,369
  Other (income) expense:
    Interest expense.........................       --        --    (325)     --       --      --      --        --          (325)
                                               -------   -------   -----   -----    -----   -----   -----   -------       -------
  Income before income taxes.................    1,618    (1,046)    325     284     (413)    420     506        --         1,694
  Provision for income taxes.................       --        --      --      --       --      --      --     2,400         2,400
                                               -------   -------   -----   -----    -----   -----   -----   -------       -------
  Net income.................................  $ 1,618   $(1,046)  $ 325   $ 284    $(413)  $ 420   $ 506   $(2,400)      $  (706)
                                               =======   =======   =====   =====    =====   =====   =====   =======       =======

  (a) Reflects the reduction in salaries, bonuses and benefits to the former owners of the Founding Companies to which they have agreed prospectively.
  (b) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life as if these acquisitions had occurred on January 1, 1997.
  (c) Reflects the elimination of interest expense on debt repaid with proceeds from the IPO.
  (d) Reflects adjustment for the following (i) elimination of rental lease expense of $406 associated with the purchase of $3,800 of real estate and a related increase in depreciation expense and real estate taxes associated with this real estate totaling $76; and (ii) increase in rental expense as a result of distribution of $842 of real estate prior to the acquisitions of the Founding Companies of $149 and a related decrease in depreciation expense and real estate taxes of $103.
  (e) Reflects: (i) an increase in expenses associated with USA Floral management and administration and the costs of being a public entity of $290; and (ii) compensation expense of $123 associated with the issuance of 125,000 stock options with an exercise price below the IPO price which vest over four years.
  (f) Reflects the reduction in cost of sales attributable to a reduction in the level of services provided under a contract for various services performed by an affiliated entity of Flower Trading, to which USA Floral and the affiliated entity have agreed to prospectively.
  (g) Reflects the elimination of legal costs incurred by the Founding Companies in connection with the acquisitions.
  (h) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments and for income taxes on S Corporation income, assuming a combined federal and state corporate income tax rate of 40% and the non-deductibility of goodwill.

                          U.S.A. FLORAL PRODUCTS, INC.

                       (in thousands, except share data)


NOTE 5 UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS-- RECENT ACQUISITIONS

  The following table summarizes unaudited pro forma combined statement of operations adjustments associated with the Recent Acquisitions:

                                                                     Year Ended December 31, 1997
                                               ----------------------------------------------------------------------
                                                    (a)         (b)      (c)       (d)      (e)     (f)        (g)
                                               -------------  --------  ------  ---------  -----  --------  ---------
  Costs of sales.............................         $  --   $    --   $  --    $(2,914)  $ --   $    --    $    --
  Selling, general and administrative........          (716)       --    (377)        --     --        --         --

  Goodwill amortization......................            --     2,235      --         --     --        --         --
                                                      -----   -------   -----    -------   ----   -------   --------
     Income from operations..................           716    (2,235)    377      2,914     --        --         --
  Other (income) expense:
    Interest expense.........................            --        --      --         --    (50)    3,363         --
    Interest income..........................            --        --      --         --     50       288         --
                                                      -----   -------   -----    -------   ----   -------   --------
  Income before income taxes.................           716    (2,235)    377      2,914     --    (3,651)        --
  Provision for income taxes.................            --        --      --         --     --        --      2,988
                                                      -----   -------   -----    -------   ----   -------   --------
  Net income.................................         $ 716   $(2,235)  $ 377    $ 2,914   $ --   $(3,651)   $(2,988)
                                                      =====   =======   =====    =======   ====   =======   ========
                                                          Pro Forma
                                                         Adjustments
                                                        -------------
                                                  Significant       Other
                                                    Recent         Recent
                                                 Acquisitions   Acquisitions
                                                 -------------  -------------
  Costs of sales.............................         $(2,701)         $(213)
  Selling, general and administrative........            (996)           (97)

  Goodwill amortization......................           1,800            435
                                                      -------          -----
     Income from operations..................           1,897           (125)
  Other (income) expense:
    Interest expense.........................           3,313             --
    Interest income..........................             132            206
                                                      -------          -----
  Income before income taxes.................          (1,548)          (331)
  Provision for income taxes.................           2,527            461
                                                      -------          -----
  Net income.................................         $(4,075)         $(792)
                                                      =======          =====

  (a) Reflects the reduction in salaries, bonuses and benefits to the former owners of the Recent Acquisitions to which they have agreed prospectively, net of an increase in expenses associated with USA Floral management and
      administration required by the Recent Acquisitions.   The increase in USA
      Floral expenses has been prorated based on the total consideration paid for each of the Recent Acquisitions (see Note 2).
  (b) Reflects the amortization of goodwill to be recorded as a result of these acquisitions over 40-year estimated life as if these acquisitions had occurred on January 1, 1997.
  (c) Reflects: (i) the reduction in lease expense of $494 associated with the negotiation of new lease agreements with related party entities to arms-length rates; and (ii) an increase in depreciation expense of $117 associated with the increase in fair value of property acquired.
  (d) Reflects the reduction in costs of sales attributable to a reduction in the services provided under a contract for various services performed by an affiliated entity, to which the Company and the affiliated entity have agreed to prospectively.
  (e) Reflects the elimination of interest income and interest expense on related party payables and receivables between the Founding Companies and the Recent Acquisitions.
  (f) Reflects: (i) the elimination of interest income earned on IPO proceeds assumed to be utilized in the purchase of the Recent Acquisitions; and (ii) an increase in interest expense and related fees associated with necessary debt incurred to fund the acquisitions of Continental Farms and XL Group, assuming the $100 million credit facility was established on January 1, 1997.
  (g) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments and for income taxes on S Corporation income, assuming a corporate income tax rate of 40% and the non-deductibility of goodwill.

                          U.S.A. FLORAL PRODUCTS, INC.

                       (in thousands, except share data)



NOTE 6   SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE

  The shares used in computing pro forma net income per share for the Founding Companies is calculated as follows:

                                                                                                       Weighted
                                                                                          Actual        Average
                                                                                          Shares        Shares
                                                                                        -----------  -------------
Shares issued upon formation of USA Floral............................................    2,400,000
Shares issued to owners of the Founding Companies.....................................    1,652,052
Shares sold in the IPO to pay the cash portion of the Founding Companies consider-
   ation, to repay certain indebtedness and to pay expenses of the
    Offering..........................................................................    4,508,561
                                                                                          ---------
Shares considered outstanding January 1--October 15, 1997.............................    8,560,613      6,754,675
                                                                                          ---------
Remaining shares issued in the IPO....................................................    1,241,439
Shares issued upon exercise of option.................................................      110,000
                                                                                          ---------
Shares considered outstanding October 16--December 31, 1997...........................    9,912,052      2,091,036
                                                                                          =========     ----------
Weighted average shares outstanding--Basic............................................                   8,845,711
Dilution attributable to options......................................................                      98,671
                                                                                                        ----------
Weighted average shares outstanding--Diluted..........................................                   8,944,382
                                                                                                        ==========


 The shares used in computing pro forma net income per share giving effect to the Recent Acquisitions is calculated as follows:


                                                                                                       Weighted
                                                                                          Actual        Average
                                                                                          Shares        Shares
                                                                                        -----------  -------------
Shares outstanding, subsequent to the IPO.............................................    9,912,052
Shares issued to the owners of the Recent Acquisitions................................    3,366,558
                                                                                          ---------
Weighted average shares outstanding--Basic............................................                  13,278,610
Dilution attributable to options......................................................                      98,671
                                                                                                        ----------
Weighted average shares outstanding--Diluted..........................................                  13,377,281
                                                                                                        ==========

  The above calculations do not include shares which may be issued under the earn-out arrangements for XL Group and H&H Flowers as discussed in Note 2 of the Notes to Unaudited Pro Forma Combined Financial Statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
 Continental Farms Limited and
 Atlantic Bouquet Company Limited

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and partners' capital and of cash flows present fairly, in all material respects, the consolidated financial position of Continental Farms Limited and Atlantic Bouquet Company Limited (the "Partnerships") at December 31, 1996 and 1997, and the results of their consolidated operations and cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnerships' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/   Price Waterhouse LLP

Price Waterhouse LLP
Miami, Florida
February 27, 1998

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                      December 31,
                                                  --------------------
                                                    1996       1997
                                                  ---------  ---------
ASSETS
Current assets:
 Cash and cash equivalents......................    $ 8,669    $ 8,124
 Investment.....................................         --         63
 Accounts receivable, net.......................      6,106      6,165
 Inventory......................................        737        693
 Prepaid expenses...............................         80         34
 Miscellaneous receivables......................        149         41
 Advances to growers............................        406        123
                                                    -------    -------
  Total current assets..........................     16,147     15,243
Property and equipment, net.....................      4,343      4,031
Deposits........................................         28         31
                                                    -------    -------
  Total assets..................................    $20,518    $19,305
                                                    =======    =======

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
 Notes payable--current.........................    $   763    $   100
 Accounts payable--related growers..............      1,013        798
 Accounts payable--unrelated growers............      1,936      2,278
 Accrued expenses and other payables............      3,409      3,218
 Due to related parties.........................          1         66
                                                    -------    -------
  Total current liabilities.....................      7,122      6,460
Notes payable, net of current maturities........      1,000        900
                                                    -------    -------
  Total liabilities.............................      8,122      7,360
Commitments and contingencies
Partners' capital...............................     12,396     11,945
                                                    -------    -------
  Total liabilities and partners' capital.......    $20,518    $19,305
                                                    =======    =======



   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                      Year Ended December 31,
                                                               -------------------------------------
                                                                  1995         1996         1997
                                                               -----------  -----------  -----------
Net sales....................................................     $65,240      $64,349      $62,494
Cost of sales................................................      47,802       47,093       44,774
                                                                  -------      -------      -------
  Gross profit...............................................      17,438       17,256       17,720
Selling, general and administrative expenses.................      13,945       13,133       12,820
                                                                  -------      -------      -------
  Operating income...........................................       3,493        4,123        4,900
Other (income) expense:
 Interest expense............................................         120          115           57
 Interest income.............................................        (708)        (503)        (458)
 Other, net..................................................        (293)        (138)         (58)
                                                                  -------      -------      -------
  Income before income taxes.................................       4,374        4,649        5,359
Provision for income taxes...................................       1,552           --           --
                                                                  -------      -------      -------
  Net income.................................................     $ 2,822      $ 4,649      $ 5,359
                                                                  =======      =======      =======
Unaudited pro forma information:
 Pro forma net income before provision for income taxes......                  $ 4,649      $ 5,359
 Provision for income taxes..................................                    1,860        2,144
                                                                               -------      -------
 Pro forma income (see Note 2)...............................                  $ 2,789      $ 3,215
                                                                               =======      =======


   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS'
                          EQUITY AND PARTNERS' CAPITAL
                                 (in thousands)



                                        Common Stock        Additional                     Total          Total
                                    ---------------------    Paid-in      Retained     Stockholders'    Partners'
                                     Shares      Amount      Capital      Earnings        Equity         Capital
                                    ---------  ----------  ------------  -----------  ---------------  ------------
Balance at December 31, 1994......       300       $ 300          $ 95     $  9,318         $  9,713       $    --
 Net income for 1995..............                                            2,822            2,822            --
 Distributions to stockholders....        --          --            --         (316)            (316)           --
                                        ----       -----          ----     --------         --------       -------
Balance at December 31, 1995......       300         300            95       11,824           12,219            --
 Reorganization (Note 1)..........      (300)       (300)          (95)     (11,824)         (12,219)       12,219
                                        ----       -----          ----     --------         --------       -------
Balance at January 1, 1996........        --       $  --          $ --     $     --         $     --        12,219
                                        ====       =====          ====     ========         ========
 Net income for 1996..............                                                                           4,649
 Partner distributions............                                                                          (4,472)
                                                                                                           -------
Balance at December 31, 1996......                                                                          12,396
 Net income for 1997..............                                                                           5,359
 Partner distributions............                                                                          (5,821)
 Unrealized gain on securities....                                                                              11
                                                                                                           -------
Balance at December 31, 1997......                                                                         $11,945
                                                                                                           =======




   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                          1995         1996         1997
                                                                                       -----------  -----------  -----------
Cash flows from operating activities:
 Net income..........................................................................     $ 2,822      $ 4,649      $ 5,359
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization......................................................         622          552          448
  Changes in operating assets and liabilities:
    Accounts receivable..............................................................        (152)         438          (59)
    Inventory........................................................................         (29)         244           44
    Prepaid expenses.................................................................          15           61           46
    Miscellaneous receivables........................................................        (299)         184          108
    Advances to growers..............................................................        (345)          46          283
    Other assets.....................................................................          22           88           (3)
    Due from related parties.........................................................          --            1           65
    Accounts payable and accrued expenses............................................      (1,063)         173          (64)
                                                                                          -------      -------      -------
     Net cash provided by operating activities.......................................       1,593        6,436        6,227
                                                                                          -------      -------      -------
Cash flows from investing activities:
 Purchases of property and equipment.................................................        (286)        (187)        (136)
 Purchase of investment..............................................................          --           --          (52)
                                                                                          -------      -------      -------
     Net cash used in investing activities...........................................        (286)        (187)        (188)
                                                                                          -------      -------      -------
Cash flows from financing activities:
 Repayments of notes payable.........................................................        (140)        (140)        (763)
 Stockholders' dividends.............................................................        (316)          --           --
 Partners' distributions.............................................................          --       (4,472)      (5,821)
                                                                                          -------      -------      -------
     Net cash used in financing activities...........................................        (456)      (4,612)      (6,584)
                                                                                          -------      -------      -------
Net increase (decrease) in cash and cash equivalents.................................         851        1,637         (545)
Cash and cash equivalents, beginning of period.......................................       6,181        7,032        8,669
                                                                                          -------      -------      -------
Cash and cash equivalents, end of period.............................................     $ 7,032      $ 8,669      $ 8,124
                                                                                          =======      =======      =======
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest............................................     $   118      $   115      $    67
 Cash paid during the period for income taxes........................................     $ 1,714      $    --      $    --



   The accompanying notes are an integral part of these financial statements.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (in thousands)

NOTE 1   BUSINESS ORGANIZATION

 Basis of Consolidation

  The consolidated financial statements include the accounts of Continental Farms Limited and Atlantic Bouquet Company Limited (the "Partnerships"), which are commonly owned and managed. All intercompany transactions have been eliminated in these financial statements.


 Reorganization

  Continental Farms, Inc. and its wholly-owned subsidiary, Atlantic Bouquet Company, were the predecessor entities of the Partnerships. These entities were organized in 1987 and 1989, respectively, were headquartered in Miami, Florida and were engaged in the business of importation and distribution of flowers and bouquets throughout the United States and Canada.

  These entities were reorganized as limited partnerships as of January 1, 1996. Under a plan of liquidation, the assets, liabilities and equity of Atlantic Bouquet Company were combined with Continental Farms, Inc.'s assets, liabilities and equity. Certain holders of restricted stock of Continental Farms, Inc. had their shares redeemed and then liquidating distributions were made to the remaining shareholders. The prior shareholders of Continental Farms, Inc. then contributed certain assets, liabilities and capital to Continental Farms Limited. Continental Farms Limited contributed a portion of these certain assets and liabilities to Atlantic Bouquet Company Limited. This reorganization did not result in a change in the carrying amount of the net assets of the Partnerships.

 Management Agreements

  Each Partnership has a management agreement dated January 1, 1996 with its general partner, Continental Farms Management, Inc. Each agreement provides, among other things, that the general partner will function as the manager and sole general partner of the Partnership. The manager shall be responsible for the day-to-day management of the business. The manager is reimbursed for actual costs, including salaries, bonuses and certain other related costs, incurred in connection with the management of the Partnership.

  The terms of the agreements were initially for twelve months with automatic renewal on each agreement's anniversary date unless the Partnerships give the manager (general partner) written notice at least sixty days prior to expiration of the current term.

  The general partner for the Partnerships has employment contracts with three executive employees. These contracts have severance benefits which are payable under certain conditions after the second year of the contract. These employment contracts are guaranteed by the Partnerships.

  Each of the executives, who are shareholders in the general partner and are limited partners in the Partnerships, have entered into Rights Agreements dated January 1, 1996 with the general partner and the Partnerships. The Rights Agreements restrict the transfer of partnership units and shares of the general partner. In addition, the units/shares cannot be pledged, hypothecated or disposed of without written authorization by the Board of Directors of the general partner.

  In the event of death, disability or termination of employment by persons under contract, partnership units and equity (in the Partnerships and the general partner, respectively) will be redeemed at a contractually agreed price.

  Continental Farms Limited: The partners of Continental Farms Limited entered into a partnership agreement effective January 1, 1996. The partnership structure is composed of Class A units and Class B units. Class A units may be transferred, sold or pledged, in whole or in part, to any transferee under certain conditions. Class B units cannot be transferred, pledged or hypothecated or disposed of unless authorized in writing by the Board of Directors of the general partner.

  Atlantic Bouquet Company Limited: The partners entered into a limited partnership agreement effective January 1, 1996. The sole general partner is Continental Farms Management, Inc. The limited partner is Continental Farms Limited. The partnership structure is composed of Class A units. Class A units may be transferred, sold or pledged, in whole or in part, to any transferee under certain conditions.

 Partners' Capital

  The following units were issued and outstanding as of December 31, 1996 and 1997:

Continental Farms Limited:
    Class A Units..................      784
    Class B Units..................      216
                                       -----
     Total.........................    1,000
                                       =====
  Atlantic Bouquet Limited:
    Class A Units..................    1,000
                                       =====


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include those assumed in computing the antidumping duty liability (see Note 10).

 Revenue Recognition

  Revenue is recognized upon shipment of product to the customer.


 Cash Equivalents

  For purposes of the statement of cash flows, the Partnerships consider all highly liquid short-term investments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

 Investment

  The Partnerships own common stock of USA Floral Products, Inc. at December 31, 1997. This investment is classified as an available-for-sale security with unrealized holding gains being recorded as a separate component of equity. At December 31, 1997 an unrealized gain on this investment of $11 is recorded in partners' capital.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

 Inventory

  Inventory maintained by Continental Farms Limited is on consignment.

  Continental Farms Limited primarily obtains products from growers on a consignment basis. The Partnership periodically remits sales proceeds to growers less sales commissions, duties, freight and other miscellaneous selling expenses. Inventory used by the Partnerships for its own behalf is considered a sale for purposes of remittances to growers. Inventory on consignment which is unsold as of December 31, 1996 and 1997 is not recorded in the accompanying consolidated balance sheets.

  Inventory of Atlantic Bouquet Company Limited is recorded at average cost, which does not exceed market value.


 Advances to Growers

  Advances to growers consist of cash advances to unrelated growers for working capital purposes. The advances are usually to be repaid by sales of flowers by the Partnerships, on behalf of the growers under the consignment agreement.


 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (three to thirty-two years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.


 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable, accrued expenses and the current portion of long-term debt approximates fair value because of the short maturity of these instruments. The estimated fair value of the non-current portion of long-term debt approximates its carrying value, because interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and maturities.


 Concentration of Credit Risk

  Financial instruments that potentially subject the Partnerships to concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable and amounts due from related parties and related and unrelated growers. The Partnerships extend unsecured credit to wholesale florists primarily throughout the United States. The Partnerships, from time to time, advance funds to related parties and related and unrelated growers on an unsecured basis. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. Customers are geographically dispersed throughout the North American continent and sales to any one customer are not significant enough to expose the Partnerships to additional credit risk.

  The Partnerships receive a significant portion of their fresh-cut flowers from Colombia.


 Income Taxes

  The Partnerships are not tax paying entities for federal or state income tax purposes, and therefore no income tax expense is recorded in the consolidated financial statements for the years ended December 31, 1996 and 1997. The income from the Partnerships is taxed to the partners in accordance with income allocations under

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED the partnership agreements. The predecessor entities were incorporated and subject to federal and state income tax. For 1995, income taxes were computed using the liability method under the provisions of the Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes."

  The unaudited pro forma income tax information included in the Consolidated Statement of Operations is presented in accordance with SFAS No. 109 as if the Partnerships had been subject to applicable federal and state income taxes for each of the two years in the period ended December 31, 1997.


NOTE 3   ALLOWANCE FOR DOUBTFUL ACCOUNTS





                                         Balance at  Charged to            Balance
                                         Beginning   Costs and   Write-    at End
                                         of Period    Expenses    offs    of Period
                                         ----------  ---------  -------   ---------
  Year ended December 31, 1995.........       $241         $51     $ (59)       $233
  Year ended December 31, 1996.........       $233         $78     $ (98)       $213
  Year ended December 31, 1997.........       $213         $ 9     $(105)       $117

NOTE 4    INVENTORY

  Inventory consists of the following:

                           December 31,
                         ----------------
                          1996     1997
                         -------  -------
  Supplies.............    $ 663    $ 623
  Flowers..............       71       64
  Finished goods.......        3        6
                           -----    -----
                           $ 737    $ 693
                           =====    =====

NOTE 5    PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                           December 31,
                                                     ------------------------
                                                        1996         1997
                                                     -----------  -----------
  Buildings and improvements.......................     $ 3,495      $ 3,495
  Office equipment.................................       1,503        1,636
  Refrigeration equipment..........................       1,471        1,471
  Machinery and equipment..........................       1,283        1,286
  Furniture and fixtures...........................         585          585
  Automobiles and trailers.........................         284          284
                                                        -------      -------
  Total depreciable assets at cost.................       8,621        8,757
  Accumulated depreciation and amortization........      (5,244)      (5,692)
                                                        -------      -------
  Net depreciable assets...........................       3,377        3,065
  Land.............................................         966          966
                                                        -------      -------
                                                        $ 4,343      $ 4,031
                                                        =======      =======

  Depreciation and amortization expense for the years ended December 31, 1995, 1996 and 1997 was $622, $552 and $448, respectively.

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

NOTE 6   ACCRUED EXPENSES AND OTHER PAYABLES

  Accrued expenses and other payables consist of the following:

                                                 December 31,
                                              ------------------
                                                1996      1997
                                              --------  --------
  Accrued antidumping fees..................    $1,962    $1,613
  Accounts payable--non-growers.............       760       816
  Accrued payroll and related benefits......       515       542
  Customer rebates..........................       141       217
  Miscellaneous accrued expenses............        31        30
                                                ------    ------
                                                $3,409    $3,218
                                                ======    ======


NOTE 7    CREDIT FACILITIES

                                                                                        December 31,
                                                                             ----------------------------------
                                                                                   1996              1997
                                                                             -----------------  ---------------
                                                                                       Long-             Long-
                                                                             Current    Term    Current   Term
                                                                             -------  --------  -------  ------
  Dade County Industrial Development Authority
   Mandatory principal repayments of $100 due on December 1, 1992-
       2002 (inclusive); balloon payment of $500 due December 1, 2003;
       interest payable monthly at a rate which approximates the issuing bank's demand note index for high quality short-term tax-exempt obligations (approximately 3%); loan is collateralized by property
       with a net book value of $1,833.....................................     $100    $1,000     $100    $900

  NationsBank--Mortgage
   Principal of $3 payable monthly; balloon payment of $643 due
       August 1997; interest payable monthly at prime rate; loan is
       collateralized by property with a net book value of $972............      663        --       --      --
                                                                                ----    ------     ----    ----
                                                                                $763    $1,000     $100    $900
                                                                                ====    ======     ====    ====

  Interest expense for the years ended December 31, 1995, 1996 and 1997 was $120, $115 and $57, respectively.
  Principal maturities on the note payable are as follows:

Year ending December 31:
    1998...........................    $  100
    1999...........................       100
    2000...........................       100
    2001...........................       100
    2002...........................       100
    Thereafter.....................       500
                                       ------
                                       $1,000
                                       ======

         CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED

NOTE 8   EMPLOYEE BENEFIT PLAN

  The Partnerships established an employee savings plan under the provisions of section 401(k) of the Internal Revenue Code on July 1, 1997. Prior to this date, the Partnerships maintained a profit sharing plan and trust with terms consistent with those of the 401(k) plan. For each of the three years ended December 31, 1997, the Partnerships contributed $72 to these plans. Employees are eligible to participate in the plan subject to certain requirements. Qualified employees may contribute, on a pre-tax basis, up to the maximum amount permitted by law. The Partnerships' contributions to the plan are discretionary.


NOTE 9   RELATED PARTY TRANSACTIONS

 Purchases

  Continental Farms Limited, in the normal course of business, purchases inventory for resale and holds inventory on consignment from related parties. Purchases from related entities amounted to approximately $10,496, $10,558 and $10,112 for the years ended December 31, 1995, 1996 and 1997, respectively. Fees paid to Continental Farms Management, Inc. for salaries, bonuses and certain other related management costs were approximately $1,890, $2,070 and $1,836 for the years ended December 31, 1995, 1996 and 1997, respectively. The Partnerships pay a related party for the handling of flower shipment arrangements. The related party negotiates fixed shipping rates with a third party carrier and receives a fee for this service. Fees paid by the Partnership to the related party for the three years ended December 31, 1995, 1996, and 1997 were $1,152, $1,318 and $1,301, respectively.


NOTE 10   COMMITMENTS AND CONTINGENCIES

 Lease Commitments

  The Partnerships lease office space, equipment, and vehicles under operating leases. Future minimum lease payments under these leases at December 31, 1997 are as follows:

  1998..........    $190
  1999..........     138
  2000..........      69
  2001..........      15
                    ----
    Total.......    $412
                    ====

  Rent expense for the years ended December 31, 1995, 1996 and 1997 was approximately $227, $194 and $220, respectively.


 Legal Matters

  The Partnerships are involved in various legal matters in the normal course of business. In the opinion of the Partnerships' management, these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Partnerships.


 IRS Audits

  Predecessor entities are currently under IRS audit for the final period of their operations. Any additional taxes, penalties and interest assessed will be borne by the stockholders of the predecessor entities in accordance with the USA Floral Products, Inc. Purchase Agreement, dated January 20, 1998 (see Note 11).


 Antidumping Duty

  In 1986, the U.S. Department of Commerce ("DOC") imposed an antidumping duty deposit ("ADD") on the importation of certain flowers, pending the imposition of a final duty rate based on annual reviews of the

        CONTINENTAL FARMS LIMITED AND ATLANTIC BOUQUET COMPANY LIMITED flower growers' margins. Since that time, the DOC has undertaken ten reviews, the last one for the period ended February 28, 1997. As a result of those reviews, the Company's importation of flowers from its suppliers has been subject to antidumping duties. The ADDs from the second and fourth reviews are awaiting final liquidation from the DOC. Final rate determinations have been published for the fifth through seventh reviews but judicial appeals are pending. The eighth review was liquidated at the cash-deposit rate. The ninth review is pending final rate determination. The tenth and eleventh reviews are in process. All other reviews have been resolved.

  Included in accrued expenses is approximately $1,962 and $1,613 as of December 31, 1996 and 1997, respectively, of estimated antidumping duty imposed by the DOC. The antidumping duty is based on rates imposed on certain products from certain growers in Colombia and Ecuador. The duty is subject to change upon the DOC final review of all open antidumping periods as well as various legal appeals.


NOTE 11   SUBSEQUENT EVENT

  Effective January 28, 1998, all of the Partnerships' outstanding Class A and Class B units were sold to U.S.A. Floral Products, Inc. ("USA Floral") for an aggregate of $55,000, comprised of cash and USA Floral Common Stock. The price is subject to adjustment for net worth requirements as of the date of closing. No effect has been given by USA Floral to adjustments that have or will take place as a result of the purchase of the Partnerships.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of XL Group Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of XL Group, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

  XL Group, Inc., as disclosed in the financial statements, has extensive transactions and relationships with related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.


/s/   Price Waterhouse LLP

Price Waterhouse LLP
Miami, Florida
February 9, 1998

                                 XL GROUP INC.

                                 BALANCE SHEET
                      (in thousands, except share amounts)

                                                                                                December 31,
                                                                                                    1997
                                                                                                ------------
ASSETS
Current assets:
 Cash and cash equivalents....................................................................        $1,200
 Accounts receivable, net.....................................................................         2,858
 Prepaid expenses.............................................................................            47
 Advances to related parties..................................................................         2,693
 Advances to related party grower.............................................................           705
 Advances to stockholder......................................................................         1,260
                                                                                                      ------
  Total current assets........................................................................         8,763
Property and equipment, net...................................................................           692
Other assets..................................................................................            13
                                                                                                      ------
  Total assets................................................................................        $9,468
                                                                                                      ======

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable.............................................................................        $  129
 Accrued expenses.............................................................................           157
 Due to related party growers.................................................................         3,364
                                                                                                      ------
  Total current liabilities...................................................................         3,650
Commitments and contingencies
Stockholder's equity:
 Common stock $1.00 par value; 100 shares authorized; 100 shares issued and outstanding.......            --
 Additional paid-in capital...................................................................           200
 Retained earnings............................................................................         5,618
                                                                                                      ------
  Total stockholder's equity..................................................................         5,818
                                                                                                      ------
  Total liabilities and stockholder's equity..................................................        $9,468
                                                                                                      ======



   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP, INC,

                            STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                        Year ended
                                                                       December 31,
                                                                           1997
                                                                      --------------
Net sales and other revenues........................................        $32,329
Cost of sales (includes purchases from related parties of $24,216)..         24,443
                                                                            -------
  Gross profit......................................................          7,886
Selling, general and administrative expenses........................          7,284
                                                                            -------
  Operating income..................................................            602
Other (income):
 Interest income....................................................            (40)
 Gain on disposal of equipment......................................             (4)
                                                                            -------
  Net income........................................................        $   646
                                                                            =======
Unaudited pro forma information:
 Pro forma net income before provision for income taxes.............        $   646
 Provision for income taxes.........................................            258
                                                                            -------
 Pro forma income (see Note 2)......................................        $   388
                                                                            =======




   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                      (in thousands, except share amounts)


                                        Common Stock      Additional                    Total
                                    --------------------   Paid-in      Retained    Stockholder's
                                    Shares     Amount      Capital      Earnings       Equity
                                    -------  -----------  ----------  ------------  -------------
Balance at December 31, 1996            100  $        --        $200        $4,972         $5,172
 Net income.......................       --           --          --           646            646
                                        ---  -----------        ----        ------         ------
Balance at December 31, 1997......      100  $        --        $200        $5,618         $5,818
                                        ===  ===========        ====        ======         ======




   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP INC.

                            STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                                         Year Ended
                                                                                        December 31,
                                                                                            1997
                                                                                       --------------
Cash flows from operating activities:
 Net income..........................................................................        $   646
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization......................................................            308
  Gain on disposal of property and equipment.........................................              4
  Changes in operating assets and liabilities:
    Accounts receivable..............................................................             14
    Prepaid expenses.................................................................             13
    Accounts payable and accrued expenses............................................           (228)
    Advances to/due to related party growers.........................................          1,317
                                                                                             -------
     Net cash provided by operating activities.......................................          2,074
Cash flows from investing activities:
 Purchase of property and equipment..................................................           (399)
 Proceeds from sale of equipment.....................................................             20
 Advances to related parties.........................................................           (508)
 Repayments from related parties.....................................................             --
 Advances to stockholder.............................................................         (3,317)
 Repayments from stockholder.........................................................          1,912
                                                                                             -------
     Net cash used in investing activities...........................................         (2,292)
Net decrease in cash and cash equivalents............................................           (218)
                                                                                             -------
Cash and cash equivalents, beginning of period.......................................          1,418
                                                                                             -------
Cash and cash equivalents, end of period.............................................        $ 1,200
                                                                                             =======




   The accompanying notes are an integral part of these financial statements.

                                 XL GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1   BUSINESS ORGANIZATION

  Founded in 1986, XL Group, Inc. (the "Company") is an importer and distributor of perishable floral products operating from one location in Florida. The Company imports flowers from related party farms located in Colombia, Costa Rica and Ecuador, and distributes them throughout the United States to wholesale distributors and mass markets. Flowers are received on consignment from these farms.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


 Revenue Recognition

  Revenue is recognized upon shipment of product.


 Cash Equivalents

  For purposes of the statement of cash flows, the Company considers all highly liquid short-term investments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.


 Inventory

  The Company obtains products from growers on a consignment basis. Upon sale, the Company remits to growers the sales proceeds for the period less sales commissions, duties, freight and other miscellaneous selling expenses. Inventory on consignment which is unsold at December 31, 1997 is not recorded in the accompanying balance sheet.


 Property and Equipment

  Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (three to seven years). Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.


 Fair Value of Financial Instruments

  The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments.


 Concentration of Credit Risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable and amounts due from related parties and related growers. The Company, from time to time, advances funds to related parties and related growers on an unsecured basis. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

  The Company receives a significant portion of their fresh-cut flowers from the countries of Colombia, Costa Rica and Ecuador.


 Income Taxes

  The Company has elected to be treated as an S Corporation for federal and state income taxes and accordingly, any liability for income taxes is the direct responsibility of its stockholder.

  The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to applicable federal or state income taxes for the entire periods presented.


NOTE 3   ALLOWANCE FOR DOUBTFUL ACCOUNTS


                                         Balance at  Charged to             Balance at
                                         Beginning    Costs and    Write-    End of
                                         of Period    Expenses      offs     Period
                                         ---------   -----------  --------  ---------
  Year ended December 31, 1997.........       $168           --$    $(88)        $80

NOTE 4    PROPERTY AND EQUIPMENT

  Property and equipment consist of the following:

                                                      December 31,
                                                          1997
                                                     --------------
  Leasehold improvements...........................        $ 1,388
  Equipment........................................          1,641
  Vehicles.........................................            422
  Furnitures and fixtures..........................            417
                                                           -------
                                                             3,868
  Accumulated depreciation and amortization........         (3,176)
                                                           -------
                                                           $   692
                                                           =======

  Depreciation and amortization expense for the year ended December 31, 1997 was $308.


NOTE 5   CREDIT FACILITY

  The Company maintained a $500 revolving line of credit with a bank which was due on demand. Advances, if any, on the credit line were payable upon demand and the interest rate was determined at the date of borrowing. The credit line was secured by the Company's assets. There were no borrowings outstanding on the credit line as of December 31, 1997. The credit line was cancelled on January 28, 1998.


NOTE 6   EMPLOYEE BENEFIT PLAN

  The Company has established an employee savings plan ("Plan") under the provisions of section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the Plan subject to certain requirements. Qualified employees may contribute, on a pretax basis, up to the maximum amount allowable by law. The Company makes a matching contribution to the Plan not to exceed 6% of employees compensation. Company contributions to the Plan in 1997 were $100.

                                 XL GROUP, INC.

NOTE 7   RELATED PARTY TRANSACTIONS

  The Company receives flowers on consignment from farms owned by the Company's stockholder. In 1997, total purchases from these farms were $24,216. At December 31, 1997 the amount due to these farms was $3,364. The Company advanced one farm cash for working capital purposes. The Company intends to offset future purchases from this farm against these advances. At December 31, 1997 the Company had advanced this farm $705.

  The Company receives freight service from a cargo airline owned by the Company's stockholder. In 1997, total freight service was $4,175 of which $2,515 was paid to this cargo airline on behalf of the farms and charged to them. At December 31, 1997 the Company had advanced the cargo airline $1,698. These advances are to be applied against future air cargo costs.

  The Company provides management and administrative services and pays expenses on behalf of a company owned by its stockholder. Reimbursement for such services and expenses of $80 reduced selling, general and administrative expenses in 1997. In addition, the Company advances this company cash for working capital purposes. At December 31, 1997, $995 was due from this company.

  The Company leases office and warehouse space from the Company's stockholder. In 1997, total lease payments were $806.

  The Company advances money to, borrows money from, and pays certain expenses for its stockholder. At December 31, 1997, the Company had non-interest bearing advances to its stockholder of $1,260.


NOTE 8   COMMITMENTS

  The Company leases its office and warehouse facilities from the Company's stockholder under an operating lease expiring in 2000. The Company has entered into agreements to sublease a portion of its office space to unrelated parties. In addition, the Company leases computer equipment under several leases classified as operating leases which expire in the years 2000 and 2001.

  Future minimum lease payments and receipts under such leases at December 31, 1997 are as follows:

                                       Net
                                    ---------
                 Lease    Sublease    Lease
               ---------  --------  ---------
               Payments    Income   Payments
               ---------  --------  ---------
  1998.......     $  871      $149     $  722
  1999.......        861       144        717
  2000.......        420        72        348
                  ------      ----     ------
                  $2,152      $365     $1,787
                  ======      ====     ======

  Rental expense under operating leases in 1997 was $851. Sublease income in 1997 was $149 and is netted against rental expense for financial reporting purposes.

  During 1997, a related party company, owned solely by the Company's stockholder, obtained a $3,500 loan which the Company guaranteed. On January 28, 1998, the Company was released from the guarantee by the lender.

NOTE 9   SUBSEQUENT EVENT

  Effective January 29, 1998, the stockholder sold all the outstanding shares of the Company to U.S.A. Floral Products, Inc. ("USA Floral") for $22 million.
All outstanding shares of the Company were exchanged for cash of $11 million and shares of USA Floral Common Stock equivalent to $11 million. The Company's stockholder may receive additional consideration of up to a maximum of $4 million in cash and additional shares of USA Floral's Common Stock based upon the 1998 earnings of the surviving entity.

  In conjunction with the sale of the Company, advances to related parties, advances to related party grower, and advances to stockholder were repaid to the Company. Additionally, amounts due to related party growers were repaid by the Company.

  The Company will continue to lease office and warehouse space under the current lease agreement. Additionally, the Company will continue to purchase flowers from related party growers and freight services from a related party airline.

  No effect has been given to these financial statements for adjustments that have or will take place as a result of the USA Floral purchase of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Koehler & Dramm, Inc.

  In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Koehler & Dramm, Inc. and its subsidiary at July 31, 1997 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/   Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri
March 3, 1998

                             KOEHLER & DRAMM, INC.

                           CONSOLIDATED BALANCE SHEET
                      (in thousands, except share amounts)

                                                        July 31,                October 31,
                                                          1997                     1997
                                                        --------                -----------
                                                                                (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents  ..........................    $  297                  $  211
 Marketable securities  ..............................       297                     302
 Accounts receivable, net  ...........................     1,831                   2,278
 Inventory  ..........................................     1,836                   1,835
 Prepaid expenses and other current assets  ..........        11                      28
 Deferred income taxes  ..............................       117                     117
                                                        --------                  ------
  Total current assets  ..............................     4,389                   4,771

Property and equipment, net  .........................       623                     629
Deferred income taxes  ...............................        47                      47
Advances to stockholder  .............................       367                     373
                                                        --------                  ------
  Total assets  ......................................    $5,426                  $5,820
                                                        ========                  ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Bank line of credit  ................................    $   80                     110
 Accounts payable  ...................................     1,168                   1,506
 Accrued expenses  ...................................        90                     182
 Taxes payable  ......................................       171                      43
 Other current liabilities  ..........................        23                      19
                                                        --------                  ------
  Total current liabilities  .........................     1,532                   1,860
Other liabilities  ...................................       166                     166
                                                        --------                  ------
  Total liabilities  .................................     1,698                   2,026
                                                        --------                  ------

Commitments and contingencies
Stockholders' equity:
 Common stock, $1 par value; 100,000 shares
  authorized; 69,547 shares issued and outstanding  ..        70                      70
 Additional paid-in capital  .........................        21                      29
 Retained earnings  ..................................     3,637                   3,695
                                                        --------                  ------
  Total stockholders' equity  ........................     3,728                   3,794
                                                        --------                  ------
  Total liabilities and stockholders' equity  ........    $5,426                  $5,820
                                                        ========                  ======



  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                 Three months ended
                                                   Year ended         October 31,
                                                    July 31,   ------------------------
                                                     1997          1996         1997
                                                 ------------  ------------  -----------
                                                                    (Unaudited)
Net sales  .....................................     $21,249       $4,513      $5,346
Cost of sales  .................................      14,894        3,215       3,962
                                                     -------       ------      ------
  Gross margin  ................................       6,355        1,298       1,384
Selling, general and administrative expenses  ..       5,473        1,144       1,291
                                                     -------       ------      ------
  Operating income  ............................         882          154          93
Other (income) expense:
 Interest expense  .............................           4            1           1
 Dividend and interest income  .................        (159)         (22)        (31)
 Other, net  ...................................         (42)           8          17
                                                     -------       ------      ------
Income before provision for income taxes  ......       1,079          167         106
Provision for income taxes  ....................         428           63          48
                                                     -------       ------      ------
Net income  ....................................     $   651       $  104      $   58
                                                     =======       ======      ======




  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      (in thousands, except share amounts)


                                                  Common Stock      Additional                    Total
                                              --------------------   paid-in      Retained    stockholders'
                                               Shares     Amount     capital      Earnings       equity
                                              --------  ----------  ----------  ------------  -------------
Balance at July 31, 1996  ..................    69,547         $70         $21        $2,986         $3,077
 Net income  ...............................        --          --          --           651            651
                                              --------  ----------  ----------  ------------  -------------
Balance at July 31, 1997  ..................    69,547          70          21         3,637          3,728
 Net income (unaudited)  ...................                                              58             58
 Stock issued (unaudited)  .................       554          --           8            --              8
                                              --------  ----------  ----------  ------------  -------------
Balance at October 31, 1997 (unaudited)  ...    70,101         $70         $29        $3,695         $3,794
                                              ========  ==========  ==========  ============  =============




  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                                                Three months
                                                                              Year ended            ended
                                                                               July 31,          October 31,
                                                                                 1997           1996         1997
                                                                             ------------  ------------  -----------
                                                                                                 (Unaudited)
Cash flow from operating activities:
 Net income  ..............................................................        $ 651        $ 104        $  58
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation  ...........................................................          198           30           26
  Net unrealized gain on marketable securities.............................          (23)
  Proceeds from issuance of common stock  .................................                                      8
  Gain on disposal of fixed assets  .......................................          (10)         (10)          (1)
  Change in operating assets and liabilities:
    Accounts receivable, net  .............................................         (187)        (375)        (447)
    Inventory  ............................................................         (744)        (149)           1
    Prepaid expenses and other current assets  ............................           18           (2)         (17)
    Advances to stockholder  ..............................................           69           (1)          (6)
    Deferred income taxes  ................................................          (18)
    Accounts payable  .....................................................          176          270          338
    Accrued liabilities  ..................................................          (11)          91           88
    Taxes payable  ........................................................          171            8         (128)
                                                                                   -----        -----        -----
     Net cash provided by (used in) operating activities  .................          290          (34)         (80)
                                                                                   -----        -----        -----
Cash flows from investing activities:
 Purchases of property and equipment  .....................................         (220)         (31)         (32)
 Proceeds from sale of securities..........................................           35           41
 Proceeds from disposal of property and equipment  ........................           24           10            1
 Purchase of securities....................................................                                     (5)
                                                                                    ----        -----        -----
     Net cash used in investing activities  ...............................         (161)          20          (36)
                                                                                   -----        -----        -----
Cash flows from financing activities:
 Proceeds from bank line of credit  .......................................           80           --           30
                                                                                   -----        -----        -----
     Net cash provided by financing activities  ...........................           80           --           30
                                                                                   -----        -----        -----
Net increase (decrease) in cash and cash equivalents  .....................          209          (14)         (86)
Cash and cash equivalents, beginning of period  ...........................           88           88          297
                                                                                   -----        -----        -----
Cash and cash equivalents, end of period  .................................        $ 297        $  74        $ 211
                                                                                   =====        =====        =====
Supplemental disclosure of cash flow information:
 Cash paid during the period for interest  ................................        $   4        $  --        $   1
                                                                                   =====        =====        =====
 Cash paid during the period for income taxes  ............................        $ 275        $  55        $ 176
                                                                                   =====        =====        =====



  The accompanying notes are an integral part of these consolidated financial statements.

                             KOEHLER & DRAMM, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (in thousands)

1.   Business organization

  Founded in 1955, Koehler & Dramm, Inc. (the "Company") is a distributor of perishable floral products and floral related hardgoods, operating from its headquarters in Minneapolis, Minnesota and from Kansas City, Missouri. The Company purchases floral products from importers, brokers and shippers and sells them to retail florists and mass marketers in the upper Midwest United States.

  The Company and its stockholders entered into a definitive agreement with U.S.A. Floral Products, Inc. ("USA Floral") pursuant to which the Company merged with USA Floral on January 16, 1998. All outstanding shares of the Company were exchanged for cash and stock of USA Floral. These financial statements and footnotes do not reflect any purchase accounting adjustments.


2.   Summary of significant accounting policies

 Principles of consolidation

  These consolidated financial statements represent the financial position, results of operations and net cash flows of the Company and its wholly-owned subsidiary, Koehler & Dramm of Kansas City, Inc. All significant intercompany accounts have been eliminated in consolidation.


 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


 Revenue recognition

  Revenue is recognized upon shipment of product.


 Marketable securities

  The Company's marketable securities are classified as trading securities. The securities are recorded at fair value, with any change in fair value during the period included in earnings.


 Inventory

  Inventory is stated at the lower of cost or market; cost is determined on a first-in, first-out basis. Inventories are reduced for any excess, slow moving or obsolete items.

 Property and equipment

  Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of their respective lease terms or estimated useful lives.


 Fair value of financial instruments

  The carrying amount of cash and cash equivalents, accounts receivable, accounts payable accrued expenses and bank line of credit approximates fair value because of the short-term nature of these instruments.

                             KOEHLER & DRAMM, INC.

 Concentration of credit risk

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.


 Income taxes

  The Company is a C corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


3.   Allowance for doubtful accounts

                                                 Year ended July 31,
                                                        1997
                                                 -------------------
  Balance at beginning of period  .............         $  150
  Changes to costs and expenses  ..............            250
  Write-offs  .................................           (252)
                                                        ------
  Balance at end of period  ...................         $  148
                                                        ======

4.   Inventory

  Inventory consists of the following finished goods at July 31, 1997:

  Perishables  ................................         $  256
  Hardgoods  ..................................          1,580
                                                        ------
                                                        $1,836
                                                        ======

5.   Property and equipment

  Property and equipment consist of the following at July 31, 1997:

  Leasehold improvements  ....................          $  167
  Computer equipment  ........................             126
  Furniture, fixtures and equipment  .........             650
  Vehicles  ..................................             586
                                                        ------
                                                         1,529
  Accumulated depreciation  ..................            (906)
                                                        ------
                                                        $  623
                                                        ======


6.   Bank line of credit

  Amounts available and outstanding under bank lines of credit were $750 and $80, respectively. Advances on the credit line bear interest at the bank's reference rate (8.5% as of July 31, 1997). The credit line is secured by accounts receivable, equipment and a personal guarantee by its principal stockholder. The Company terminated the line of credit agreement in January 1998.

                             KOEHLER & DRAMM, INC.

7.   Income taxes

  The provision for income taxes at July 31, 1997 is as follows:

Current expense:
    State  ...............................     $ 67
    Federal  .............................      379
                                               ----
     Total current tax provision  ........      446
                                               ----
  Deferred expense:
    State  ...............................       (2)
    Federal  .............................      (16)
                                               ----
     Total deferred tax provision  .......      (18)
                                               ----
     Total income tax provision  .........     $428
                                               ====

  The provision for income taxes at July 31, 1997 differs from the U.S. Statutory federal income tax rate for the following reasons:

  Statutory federal tax rate  ...................       34.0%
  State taxes, net of federal benefit  ..........        6.0
  Other  ........................................       (0.3)
                                                       -----
                                                        39.7%
                                                       =====

  Deferred tax assets (liabilities) at July 31, 1997 were comprised of the following:

  Allowance for doubtful accounts  .............       $  59
  Inventory reserves  ..........................          40
  Accrued expenses  ............................          18
                                                       -----
     Current deferred tax assets  ..............         117
  Deferred retirement benefit  .................          73
  Depreciation  ................................         (17)
  Unrealized gain on marketable securities  ....          (9)
                                                       -----
     Noncurrent deferred tax asset  ............          47
                                                       -----
     Net deferred tax assets  ..................       $ 164
                                                       =====

8.   Employee benefit plan


  The Company has established an employee savings plan under the provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Employees can contribute up to 15% of their gross wages to the plan. The Company is liable for matching contributions of up to 5% of participants' contributions. For the year ended July 31, 1997, Company contributions to the plan were approximately $52.

9.   Retirement benefit

  Upon retirement of a previous owner, the Company entered into an agreement in which it committed to pay $18 annually to the previous owner and his spouse as long as either of them is living. A liability of $184 has been recorded in the financial statements based on the net present value of the total payments anticipated.

                             KOEHLER & DRAMM, INC.

10.   Related party transactions

  The Company advanced $342 to its principal stockholder under a note due on July 31, 2000 and which bears interest at 7.5%. At July 31, 1997, the accrued interest totaled $25. Interest income related to the advance was $17 for the year ended July 31, 1997. The principal portion of the note was repaid in January 1998.


11.   Commitments and contingencies

 Lease commitments

  The Company leases its warehouse and office facilities in Minneapolis and Kansas City under noncancelable operating leases. The aggregate future minimum rentals (exclusive of real estate taxes and expenses) are as follows:

  Five months ended December 31, 1997  ........     $ 95
  Year ended December 31,
    1998  .....................................      229
    1999  .....................................      229
    2000  .....................................      185
                                                    ----
                                                    $738
                                                    ====


 Legal matters

  The Company is involved in various legal matters in the normal course of business. In the opinion of the Company's management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.


12.   Unaudited Interim Financial Statements

  In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at October 31, 1997 and the results of its operations and its cash flows for the three months ended October 31, 1996 and 1997, as presented in the accompanying unaudited interim financial statements.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S.A. Floral Products, Inc.


Date: March 24, 1998                By:  /s/ Raymond C. Anderson
                                         ---------------------------
                                             Raymond C. Anderson
                                             Chief Financial Officer

                                 EXHIBIT INDEX


                                                                  Sequential
Exhibit No.                       Description                      Page No.
----------------------------------------------------------------------------

    2.1*         Purchase Agreement by and among U.S.A. Floral
                 Products, Inc., CFL Acquisition Corp., ABCL
                 Acquisition Corp., Continental Farms Limited,
                 Atlantic Bouquet Company Limited, Continental
                 Farms Management, Inc. and the Limited Partners named therein.

    2.2* Agreement and Plan of Reorganization by and among U.S.A. Floral Products, Inc., XLG
                 Acquisition Corp., XL Group, Inc. and Peter F.
                 Ullrich.

    2.3** Agreement and Plan of Reorganization by and among U.S.A. Floral Products, Inc., KDI
                 Acquisition Corp., Koehler & Dramm, Inc.
                 and the Stockholders named therein.

   23.1***       Consent of Price Waterhouse LLP

__________

  * Previously filed as part of the Company's Current Report on Form 8-K, filed on February 9, 1998 (File No.000-23121), and omitted pursuant to General Instruction B.3 of Form 8-K.

 ** Previously filed as part of the Company's Registration Statement on Form S-1, filed March 6, 1998 (File No. 333-39969), and omitted pursuant to General Instruction B.3 of Form 8-K.

***  Filed herewith.